Exhibit 99.1

NOTICE OF BLACKOUT PERIOD

TO:	Directors and Executive Officers Subject to Section 16

FROM:	Robert F. Heath, Vice President, General Counsel & Secretary

DATE:	November 20, 2007

SUBJECT:	NOTICE CONCERNING BLACKOUT PERIOD DURING TRANSITION PERIOD

This is to notify you that from December 21, 2007 through the week of January 13, 2008, you will be prohibited from acquiring, selling or otherwise transferring any Briggs & Stratton Corporation equity security, which includes common stock and derivative securities such as stock options. During the week of January 13, 2008 you can call 800-835-5095 to check on the status of the transition.

Briggs & Stratton Corporation has elected to change recordkeepers for the Briggs & Stratton Consolidated Retirement and Savings Plan and other tax-qualified defined contribution plans to Fidelity Investments. As a result of this change, there will be a blackout period in which participants under these plans are unable to engage in account transactions. Section 306 of the Sarbanes-Oxley Act prohibits any directors and executive officers from certain transactions during employee benefit plan blackout periods.

If you have any questions related to this blackout period, please contact me at Briggs & Stratton Corporation, P. O. Box 702, Milwaukee, WI 53201, (414) 256-5147.